EXHIBIT 10.3

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made as of the 31st day of July, 1997, by and between AMERICAN TOWER SYSTEMS, INC., a Delaware corporation (herein called "Purchaser") and JOHN C. SANTANGELO AND GERALD HARKINS (herein collectively called "Shareholders") being all of the shareholders of Southeast Communications, Inc., and SOUTHEAST COMMUNICATIONS, INC., a Massachusetts corporation ("Company"). The Shareholders and the Company are collectively referred to herein as the "Sellers."

                                    Agreement

         In consideration of the mutual benefits to be derived therefrom and the mutual agreements hereinafter contained, Purchaser and Sellers approve and adopt this Agreement and mutually covenant and agree with each other as follows:

1.       Assets to Be Purchased and Purchase Price.

         1.1 On the Closing Date (as hereinafter defined) the Sellers shall transfer to Purchaser certain assets of Company consisting of (a) tower leases with existing tenants (the "Tenant Leases"), (b) certain owned and leased real property (the "Realty") and (c) certain items of tangible personal property (the "Personalty"), all free and clear of any debt or liens whatsoever which in the aggregate shall represent all of the assets of Company, but not the debt or other liabilities. The Tenant Leases, Realty and Personalty are collectively referred to herein as the "Transferred Assets" and are described in Schedules 1 (Tenant Leases), 2 (Realty), and 3 (Personalty) hereto.

         1.2 As consideration for the Transferred Assets being transferred pursuant to Subparagraph 1.1 hereof, Purchaser shall on the Closing Date and contemporaneously with such transfer of the Transferred Assets, and except as provided in Subparagraph 5.4 hereof, pay to Sellers U.S. $7,168,370 ("Purchase Consideration") subject to adjustment and proration for monthly land lease payments, monthly tenant rental income and real and personal taxes paid to respective municipalities. Upon execution hereof, Purchaser shall deposit a $70,000.00 earnest money deposit ("Deposit") with Perry, Hicks, Crotty and Mitchell ("Escrow Agent"), to be held in escrow pursuant to the terms hereof and credited toward the Purchase Price at Closing. Escrow Agent shall not disburse the Deposit without the written consent of Purchaser or Purchaser's attorney. Sellers shall be solely responsible for allocating the Purchase Consideration among themselves and shall give Notice of such allocation to Purchaser at least two (2) days prior to the Closing Date.




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2.       Representations and Warranties of Sellers.

         2.1      Ownership of Stock/Transferred Assets.

                  (a) Shareholders are the record owners and holders of all of the shares of Company's common stock as of the date hereof and will continue to own such shares until the Closing Date. The Company is the rec ord owner and holder of all of the Transferred Assets listed in Schedules 1 through 3, inclusive, hereto and will continue to own such Transferred Assets to, on and through the Closing Date. All such Transferred Assets are or will be on the Closing Date owned free and clear of all liens, encumbrances, charges and assessments of every nature, are subject to no restrictions with respect to transferability, and, where applicable, all consents of any parties to the Realty and Tenant Leases required for their transfer to Purchaser have or will be on the Closing Date obtained in writing. The Sellers will have full power and authority to assign and transfer the Transferred Assets in accordance with the terms hereof.

                  (b) Except for Tenant Leases listed in Schedule 1 of this Agreement, there are no outstanding options, contracts, calls, commitments, agreement or demands of any character relating to the Transferred Assets. Sellers shall obtain written Waiver of First Right of Refusals from all Tenants with such rights of first refusal.

                  (c) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, with all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it or the nature of the Transferred Assets are located. The states in which Company is qualified to do business are listed in Schedule 4.

                  (d) Schedule 5 contains a list of the officers, directors and shareholders of Company; and a list of the articles of incorporation and bylaws currently in effect of Company, copies of which have been furnished to Purchaser.

                  (e) The execution and delivery of this Agreement does not, and, subject to the approval and adoption by the Shareholders of Company contemplated hereby, the consummation of the transaction contemplated hereby will not violate any provision of Company's articles of incorporation or bylaws, or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which Company is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject, or cause or result in the filing of a bankruptcy or insolvency proceeding under state or federal law.

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                  (f) All Personalty of Company is in good working condition and repair, and Seller has no notice of any required repairs to the Personalty.

         2.2 Changes since December 31, 1996.

         Since December 31, 1996, there has not been:

                  (a) Any material adverse change in the Company's prospects, financial condition, assets, liabilities, properties or business.

                  (b) Any mortgage, pledge, lien or encumbrance made on any of the Transferred Assets.

                  (c) Any sale, transfer or other disposition of assets of Company, except in the normal course of business.

                  (d) Any other event or condition not in the ordinary course of business.

         2.3  Liabilities.

                  (a) There are no liabilities of Company that relate to the Transferred Assets, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Company occurring prior to December 31, 1996, other than mortgage indebtedness that will be discharged or released at Closing, and obligations under the Tenant Leases and Realty. There are no such liabilities of Company which have arisen or relate to any transaction of Company occurring since December 31, 1996, other than normal liabilities incurred in the normal conduct of Company's business, and none of which have a material adverse effect on the business or financial condition of the Company. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of Company's business.

                  (b) All corporate acts required of Company have been taken and all reports and returns required to be filed by them with any governmental agency have been filed. Company has no notice of any claimed violation of any, and is in compliance with, all applicable federal, state, county, local and foreign government laws, ordinances or regulations relating to the Transferred Assets. Company has maintained files and records which contain all correspondence, notices, applications and other documentation relating to all federal, state, local and foreign governmental, regulatory agency and other licenses, approvals, clearances, and investigations, or employees of Company relating to the Transferred Assets. All such files and records have been heretofore identified to and made available for review by Purchaser.

                  (c) There are no legal, administrative or other proceedings, investigations, inquiries, or claims, judgments, injunctions or restrictions, either threatened, pending or

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outstanding  against or involving Company,  or the Transferred  Assets, nor does
Company know, or have reasonable grounds to know, of any basis for any such proceedings, investigations, inquiries, or claims, judgments, injunctions or restrictions relating to the Transferred Assets.

                  (d) Company does not have any contract with any governmental body relating to the Transferred Assets which is subject to renegotiation.

                  (e)  The  past  and  anticipated   future  operations  of  the
Transferred Assets do not infringe or violate any patents, patent rights, trademarks, trade names, copyrights and/or licenses thereof of others.

                  (f) No claim, demand or notice is pending against the Company for breach of any of the Tenant Leases or for any similar claim, nor, to the best of Sellers' knowledge, do any facts exist which may lead to any such claim, demand or notice being asserted in the future.

                  (g) All policies of insurance carried by Company are in full force and all premiums thereon are paid to date. Schedule 6 contains a true and correct list of all policies of insurance, relating to the Transferred Assets.

                  (h) All negotiations relative to this Agreement and the transaction contemplated hereby have been carried on directly by Shareholders with Purchaser without the intervention of any broker or third party as no broker is involved in this transaction. The parties shall indemnify each other for any claims made by a broker or third party.

                  (i) Neither Company nor any of its Subsidiaries has granted any license or made any assignment of any of their patents, patent applications, invention discoveries, trademarks, trade names or copyrights, relating to the Transferred Assets.

         2.4  Taxes.

                  (a) All federal, state, foreign, county and local income, ad valorem, excise, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by Company, and there are no unpaid taxes which are, or could become a lien on the Transferred Assets. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

                  (b) Company's federal income tax returns have never been audited.

                  (c) The Company has not waived restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to any tax. Company has no knowledge of any possible deficiency assessments in respect to federal income tax returns or other tax returns filed by it.

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         2.5 Tenant Leases and Commitments.

                  (a) The Company has no commitments relating to the Transferred Assets (except the Tenant Leases listed in Schedule 1).

                  (b) The Company has not given a power of attorney which is currently in effect, to any person, firm or, corporation for any purpose whatsoever.

         2.6 Environmental Representations.

                  (i)      That no "Hazardous  Substance"  (defined  below) has:
                           (A) been disposed of, buried beneath, or percolated beneath the Property or any improvements thereon; or
                           (B) been removed from the Property and stored offsite of the Property.

                  (ii) That there has been no "Release" (as used in Section 101(22) of CERCLA) of a Hazardous substance on the Property.

                  (iii) That the Property and any improvements thereon have not in the past been used and are not presently being used for the handling, transportation or disposal of a Hazardous Substance.

                  (iv) That neither the Seller, nor any lessee, licensee nor other party acting at the direction of or with consent of the Seller, or such lessee or licensee, has manufactured, treated, stored or disposed of any Hazardous Substance on the Property or any improvements thereof.

                  (v) That the Seller is in material compliance with all applicable federal, state and local laws, administrative rulings, and regulations of any county administrative agency or other governmental or quasi-governmental authority, relating to the protection of the environment (including, without limitation, laws prohibiting the creation of a public nuisance).

                  (vi) That the Seller has not received notification that it is a potentially responsible party under, or that it has violated, any "Environmental Laws" (defined below).

                  (vii) That no Hazardous Substances or wastes contaminate the Property above levels which exceed the allowable levels as set forth in the Environmental Laws.

                  (viii)   For  the   purpose  of  this   paragraph,   the  term
                           "Hazardous Substance" means any one or more of the following: (A) any substance deemed hazardous

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                           under  Section  101(14)  of  CERCLA,  (B)  any  other
                           substance  deemed  hazardous  by  the   Environmental
                           Protection Agency pursuant to Section 102(a) of CERCLA, (C) petroleum (including, without limitation, crude oil or any fraction thereof), (D) any substance deemed hazardous pursuant to Section 1004(5) of RCRA,
                           (E) any solid waste identified in Section 1004(27) of RCA; or (F) any other hazardous or toxic substance,
                           material,   compound,   mixture,  solution,  element,
                           pollutant, or waste regulated under any federal, state or local statute, ordinance or regulation.

         2.7 Accuracy of All Statements Made by Sellers and Company.

         No representation or warranty by Sellers or Company in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Sellers or Company pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading. Seller shall cooperate with an audit conducted by Deloitte & Touche at Seller's expense, whether such audit is conducted before or after the Closing Date.

3.       Representations and Warranties of Purchaser.

         Purchaser represents and warrants as follows:

         3.1      Organization and Good Standing.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full power and authority to enter into and perform the transactions contemplated by this Agreement.

         3.2  Performance of this Agreement.

         The execution and performance of this Agreement by Purchaser has been authorized by the board of directors of Purchaser.

         3.3  No Covenant as to Tax Consequences.

         It is expressly understood and agreed that neither Purchaser nor its employees, officers, counsel or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

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4.       Covenants of Sellers.

         Sellers hereby covenant and agree to cause Company to comply with the following:

         4.1 Access to Information.

         Purchaser and its authorized representatives shall have full access during normal business hours to all properties, books, records, Tenant Leases and documents of Company, and Company shall furnish or cause to be furnished to Purchaser and its authorized representative all information with respect to its affairs and business of Company as Purchaser may reasonably request.

         4.2  Actions Prior to Closing.

         From and after the date of this Agreement and until the Closing Date:

                  (a) Except with the prior written consent of Purchaser, Company shall carry on their business diligently and substantially in the same manner as heretofore, and the Company shall not make or institute any unusual or novel methods of purchase, sale, management, accounting or operation, except with the prior written consent of Purchaser.

                  (b) Company shall not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with Company's business practices without the prior written consent of Purchaser.

                  (c) Company shall not create any indebtedness other than short term indebtedness incurred in the usual and ordinary course of business, pursuant to existing Tenant Leases disclosed in the Schedules submitted in connection herewith, and in doing the acts and things contemplated by this Agreement.

                  (d) Company shall not amend its articles of incorporation or bylaws, or make any changes in authorized or issued capital stock interests without the prior written consent of Purchaser.

                  (e)  Company  shall  maintain   current   insurance  and  such
additional insurance in effect as may be reasonably required by increased business and risks; and all property shall be used, operated, maintained and repaired in a normal business manner.

                  (f) Company shall use is best efforts (without making any commitments on behalf of Purchaser) to preserve for Purchaser the present contract relationships of Company, and Company shall notify Purchaser upon the termination or expiration of any Tenant Leases prior to closing.

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                  (g)  Company  shall  not do any act or omit to do any act,  or permit any act or omission to act, which will cause a material breach of any contract.

                  (h) Company shall duly comply with all applicable laws as may be required for the valid and effective transfer of the Transferred Assets contemplated by this Agreement, except that Purchaser hereby waives compliance with the provisions of any bulk sales act.

                  (i) Company shall promptly notify Purchaser of any lawsuits, claims, proceedings or investigations that may be threatened, brought, asserted or commenced against it, its officers or directors involving in any way the business, properties or assets of Company.

                  (j) Company shall be solely responsible for payment of any liabilities or obligations of Company to its employees, including any salary, severance pay and/or accrued vacation pay.
This covenant shall survive the Closing.

5.       Conditions Precedent to Purchaser's Obligations.

         5.1 Truth of Representations and Warranties.

         The representations and warranties made by Company and Sellers in this Agreement or given on its or their behalf hereunder, shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         5.2  Compliance with Covenants.

         Sellers shall have performed and complied with all its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, including the delivery of the closing documents specified in Subparagraph 8.2.

         5.3  Absence of Suit.

         No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced, against Purchaser, the Sellers, the Company or any of the affiliates, associates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

         5.4  Receipt of Approvals, etc.

         All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received, unless the required receipt of such approvals,

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consents and/or waivers is waived in writing by Purchaser. If the consent to the assignment of a Contract has not been received by the Closing Date, Purchaser may withhold a reasonable portion of the Purchase Consideration -- based upon the value of that Contract -- until such consent shall have been obtained.

         5.5  No Material Adverse Change.

         As of the Closing Date there shall not have occurred any material adverse change which materially impairs the ability of Company to conduct their business or the earning power thereof on the same basis as in the past.

         5.6  Accuracy of Financial Statement.

         Purchaser and its representatives shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of Company furnished to Purchaser in connection herewith.

         5.7 Noncompetition Agreements.

         Noncompetition agreements referred to in Subparagraph 8.2(f) shall have been executed.

         5.8 Legal Opinion.

         Purchaser shall have received an opinion of counsel for Company referred to in Subparagraph 8.2(f).

         5.9   Environmental Assessment.

         Purchaser shall have approved an environmental site assessment for each Land Lease site (the "Site Assessments"). Such Site Assessments shall be prepared by Purchaser's environmental consultant at Purchaser's sole expense. If the Site Assessments determine that environmental remediation is required, Seller hereby agrees to pay the first $350,000.00 toward the remediation expense, and thereafter Purchaser, at its sole discretion, may either pay the additional remediation cost, if any, or terminate this Agreement and receive a full refund of its deposit and all interest earned thereon.

         Seller shall perform all such remediation as is required to satisfy Federal and Massachusetts law (or, if applicable, Rhode Island law) relating to release of hazardous substances, under the supervision of a licensed site professional and to the reasonable satisfaction of Purchaser, provided that Seller shall not be required to expend more than $350,000. If the cost of required remediation exceeds $350,000, then Purchaser at its option may accept a credit of $350,000 on the purchase price and complete remediation at its expense, or terminate the Agreement, in which case all deposits hereunder shall be forthwith refunded. In the event that Seller has not completed

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remediation  required  by this  section by the  closing  date,  a portion of the purchase price equal to 120% of the estimated cost of remediation shall be held in escrow pending such completion.

         5.10 Proceedings and Instruments Satisfactory; Certificates.

         All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as Purchaser may request shall have been delivered to Purchaser. Company and the Sellers shall have delivered certificates in such detail as Purchaser may request as to compliance with the conditions set forth in this Article 5.

6.       Conditions Precedent to Sellers' Obligations.

         6.1 Truth of Representations and Warranties.

         Purchaser's representations and warranties contained in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

         6.2  Purchaser's Compliance with Covenants.

         Purchaser shall have performed and complied with its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

7.       Indemnification.

         7.1      Requirement of Indemnification.

         Seller and each Seller, jointly and severally, shall indemnify Purchaser for any loss, cost, expense or other damage (including, without limitation, reasonable attorneys' fees and expenses) suffered by Purchaser resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty or covenant made by Shareholders herein, and any claims arising from actions by Company or Subsidiaries prior to the Closing Date. Purchaser shall indemnify and hold the Sellers harmless from and against any loss, cost, expense or other damage (including, without limitation, reasonable attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty or agreement made by Purchaser herein, and any claims arising from actions of Company or Subsidiaries from and after the Closing Date.


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         7.2  Notice and Resolution of Claim.

         An indemnified party hereunder shall promptly give "Notice" (as hereinafter defined) to the indemnifying party after obtaining knowledge of any claim against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim. Failure by the indemnifying party to give Notice to the indemnified party of its election to defend any such claim or action by a third party within fifteen (15) days after Notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or action. If the indemnifying party assumes the defense of such claim or litigation resulting therefrom, the obligations of the indemnifying party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and holding the indemnified party harmless from and against any and all losses, damages and liabilities including, without limitation, attorneys' fees and expenses, caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation resulting therefrom. The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment except with the prior written consent of the indemnified party, or enter into any settlement (except with the prior written consent of the indemnified party). Notwithstanding the foregoing, any such judgment or settlement shall contain as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim or litigation.

         7.3  Defense of Third-Party Claim.

         If the indemnifying party shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate and, unless the indemnifying party shall deposit with the indemnified party a sum equivalent to the total amount demanded in such claim or litigation plus the indemnified party's estimate of the cost of defending the same, the indemnified party may settle such claim or litigation on such terms as it may deem appropriate and the indemnifying party shall within thirty (30) days of Notice from the indemnified party reimburse the indemnified party for the amount of such settlement and for all losses or expenses, legal or otherwise, incurred by the indemnified party in connection with the defense against or settlement of such claim or litigation.

         7.4  Payment.

         The indemnifying party shall promptly reimburse the indemnified party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all losses and expenses, legal or otherwise, incurred by the indemnified party in connection with the defense against such claim or litigation, and for any other loss suffered or incurred with respect

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to the  falsity  or the  breach of any  representation,  warranty,  covenant  or agreement (whether or not arising out of the claim of a third party).

         7.5      Effect of Taxes.

         The determination of any indemnified loss, cost or expense shall take into account any tax benefit derived by Purchaser or any affiliated companies. To the extent that any deficiency for state, local, or federal income taxes which may be established against Company for any year ended on or prior to December 31, 1997, is occasioned by a determination by the Internal Revenue Service or state or local departments of revenue that any increase in income for the year gives rise to a deduction or deductions from ordinary income of Company in the same aggregate amount for a subsequent taxable year or years, such deficiency shall be assumed by Purchaser and shall not be a breach of any of Company or Shareholders' warranties, representations and covenants in this Agreement.

         7.6  Time Limit on Indemnification.

         No claim for indemnification may be asserted by Purchaser after the second anniversary of the Closing Date, as hereinafter defined, except for (i) state or federal sales or income taxes for any period ending on or prior to
December 31, 1997, which may be asserted at any time the applicable State Departments of Revenue or Internal Revenue Service may still assert a deficiency, and which indemnification is subject to the provisions of
Subparagraph 7.5 above, and (ii) claims arising out of a representation, warranty or covenant that a Seller knew at the date of this Agreement was false or which arises out of a claim later known to a Seller which Seller failed to disclose to Purchaser prior to the Closing Date.

         7.7  Amount Limit on Indemnification.

         Notwithstanding any other provision to the contrary, neither Shareholders nor Purchaser shall be charged with any such indemnified loss, cost or expense which in the aggregate does not exceed Five Thousand dollars ($5,000.00).

8.       Closing.

         8.1      Time and Place.

         The closing of this transaction ("Closing") shall take place by mail with the escrow documents to be delivered to the offices of Moyle, Flanigan, Katz, Kolins, Raymond & Sheehan, P.A., in West Palm Beach, Florida, at 10:00 a.m., Palm Beach County, Florida, time on September 2, 1997, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date."

         8.2      Documents To Be Delivered by Sellers.

         At the closing Sellers shall deliver to Purchaser the following documents:

                  (a) Duly executed assignments of the Land Leases and Tenant Leases, together with all required estoppels, waivers and consents thereto, in form and substance satisfactory to Purchaser.

                  (b) The originals or copies of the Land Leases and Tenant Leases.

                  (c) A duly executed bill of sale absolute as to the Personalty with full warranties of title and no liens, in form and substance acceptable to Purchaser.

                  (d) A certificate signed by the Sellers that the representations and warranties made by them in this Agreement are true and correct on and as of the Closing Date with the same effect as through such representations and warranties had been made on or given on and as of the Closing Date and that Sellers have performed and complied with all its obligations under this Agreement which are to be performed or complied with by or prior to or on the Closing Date.

                  (e) A written opinion from counsel for Sellers dated as of the Closing Date addressed to the Purchaser and its counsel satisfactory in form and substance to Purchaser to the effect that:

                          (1) The  corporate  existence  and good  standing  and
qualification of Company is as stated in Subparagraph 2.1;

                          (2)  This   Agreement   has  been  duly  executed  and
delivered by Sellers and constitutes a legal, valid and binding obligation of them enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy and other laws affecting creditors' rights generally and by the availability of equitable remedies;

                          (3) The Company has all requisite  power and authority
to own its property and operate its business as and where it is now being conducted;

                          (4) The  Company  has title to all of the  Transferred
Assets free and clear of all mortgages, liens, leases, pledges, charges, security interests, or encumbrances of any nature whatsoever except as set forth in such opinion;

                          (5)   To   such   counsel's    knowledge   after   due
investigation, this Agreement is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except insofar as such enforceability may be limited by bankruptcy and other laws affecting creditors' rights generally and by the availability of equitable remedies;

                          (6) Counsel has no knowledge of any of the proceedings
stated in Subparagraph 2.3(c);

                          (7) To the best of counsel's actual knowledge  without
any investigation required, Company is in compliance with all statutes, regulations, rules and executive orders of all government authorities;

                          (8)  To  the  best  of  counsel's  knowledge  Seller's
representations and warranties in Subparagraph 2 are true and correct; and

                          (9) The  Noncompetition  Agreement provided for herein
to be entered into between all or certain of the Sellers and Purchaser or Company, as the case may be, are valid and binding individual obligations of the Sellers who are parties to such agreements, enforceable against each of them in accordance with the terms of such provisions.

                          (10) The  transaction  contemplated  by this Agreement
shall not cause or result in the filing of a bankruptcy or insolvency proceeding under state or federal law.

                  (f) Noncompetition agreements between the Seller, each of John
C. Santangelo and Gerald Harkins and the Purchaser, in satisfactory form to Purchaser. Such agreements shall specify that, for a five year term after Closing, the Seller and/or Shareholders shall not thereafter, directly or indirectly, construct, participate in site development for, acquire any interest in, or provide financing for an antenna site within ten (10) miles of any of the Transferred Assets, without the prior written consent of Purchaser. Purchaser shall not unreasonably withhold consent to development or participation in development or financing by Seller and/or Shareholders of an antenna site, but shall not consent if such development may, in the opinion of Purchaser, have a potentially material adverse impact on the use of or demand for tower space for any Transferred Asset. Purchaser shall provide Seller and/or Shareholders with Purchaser's determination of whether Purchrchaser, Purchaser shall have the exclusive option to purchase any tower constructed within such ten (10) mile radius, to be exercised at any time after the twelfth (12th) month following the commencement of construction of the tower. The purchase price of the tower shall be the sum of the prior 12 months trailing cash flow multiplied by ten. This Noncompetition Agreement shall exclude other interests currently constructed and held by the Sellers and not sold hereby. Purchaser hereby consents to the development of the Mattapoisett antenna site.

                  (g) Copies of the Articles of Incorporation and good standing certificate certified by the secretary of state.

                  (h) Incumbency certificate relating to all parties executing documents relating to any of the transactions contemplated hereby.

                  (i) General releases in form and substance satisfactory to Purchaser of all claims that any officer, director or partner of Company may have to the date of closing against Purchaser.

                  (j) Duly executed Massachusetts Quitclaim Deed for the Old County Road site in Wareham and a title insurance commitment and final policy in favor of Purchaser, in a form and substance acceptable to Purchaser.

                  (k)  Such  other   documents  of  transfer,   certificates  of
authority and other documents as Purchaser may reasonably request.

         8.3  Documents To Be Delivered by Purchaser.

         At the closing Purchaser shall deliver to Sellers the following documents:

                  (a)  Cash,   cashiers  check,  wire  transfer  of  immediately
available federal funds, or Purchaser's attorneys' trust account check in the amount of the Purchase Consideration provided for in Subparagraph 1.2 hereof.

                  (b) A certified copy of the duly adopted resolutions of Purchaser's board of directors or executive committee authorizing or ratifying the execution and performance of this agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

         8.4 Closing Expenses.

         All title insurance fees or premiums, state transfer taxes or other fees payable as a result of this transaction shall be paid by Seller. Seller shall pay all invoices, fees, charges, taxes, expenses or other obligations which are accrued but unbilled at the Closing Date.

9. Law Governing/Jurisdiction/Venue.

         This Agreement and all transactions contemplated by this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Massachusetts without regard to principles of conflicts of laws. The parties acknowledge that a substantial portion of negotiations and anticipated performance of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and conditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County, or the courts of the United States, Southern District of Florida; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court, provided, however, that the parties agree that any action to determine entitlement to the Deposit shall occur in Massachusetts.

10.      Assignment.

         This Agreement shall not be assigned by any party without the prior written consent of the other parties which consent may be withheld for any reason and any attempted assignment without such written consent shall be null and void and without legal effect, except that this Agreement may be freely assigned by Purchaser to any corporation wholly-owned by Purchaser. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their successors, assigns, heirs, executors, administrators, and personal representatives (if the consent required by this Article 10 is properly secured if required).

11.      Amendment and Modification.

         Purchaser and Sellers may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

12.      Termination and Abandonment.

         This Agreement may be terminated and the transaction provided for by this agreement may be abandoned without liability on the part of any part to any other, at any time before the Closing Date:

         (a)  By mutual consent of Purchaser and Company;

         (b)  By Purchaser:

                  (1) If any of the conditions provided for in Article 5 of this Agreement have not been met and have not been waived in writing by Purchaser.

         (c)  By Sellers:

                  (1) If any of the conditions provided for in Article 6 of this Agreement have not been met and have not been waived in writing by Sellers.

         In the event of termination and abandonment by any party as above provided in this Article 12, Notice shall forthwith be given to the other party, and each party shall pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder.

13.      Survival.

         The covenants, agreements, indemnifications, representations and warranties of the parties hereto shall survive the closing of the transactions contemplated by this Agreement but shall expire when the indemnification claims period expires pursuant to Subparagraph 7.6 hereof.

14.      Default.

         14.1 If this transaction does not close due to a default by Purchaser, then Sellers may retain the Deposit as agreed upon and liquidated damages.

         14.2 If this transaction does not close due to a default by Sellers or Company, the Purchaser may receive a return of its Deposit or, in the alternative, Purchaser may proceed in equity to specifically enforce Purchaser's rights hereunder, including the right of specific performance.

15.      Notices.

         All notices, requests, demands and other communications hereunder ("Notices") shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

         (a) If to Sellers, to Mr. John C. Santangelo, 258 Main Street, Unit D-1, Buzzards Bay, Massachusetts 02532, with a copy to Daniel C. Perry, Esq., 388 County Street, New Bedford, Massachusetts 02740 ; or to such other person and place as Sellers shall furnish to Purchaser by Notice; or

         (b) If to Purchaser, to James S. Eisenstein, Esq. at 6400 North Congress Avenue, Suite 1750, Boca Raton, Florida 33487, with a copy to John F. Flanigan, Esquire, Moyle, Flanigan, Katz, Kolins, Raymond & Sheehan, P.A., 625 North Flagler Drive, 9th Floor, West Palm Beach,

Florida 33401, or to such other person and place as Purchaser shall furnish to Seller by Notice.

16.      Announcements.

         Announcements concerning the transactions provided for in this agreement by Company, Sellers, or Purchaser shall be subject to the approval of the others in all essential respects, except that Company's or Sellers' approval of form shall not be required as to any statements and other information which Purchaser may submit to the Securities and Exchange Commission, the New York Stock Exchange or Purchaser's shareholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange.

17.      Entire Agreement.

         This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

18.      Counterparts.

         This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that Purchaser shall have no obligations hereunder until all shareholders have become signatories hereto.

19.      Headings.

         The headings in the Articles and Paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

20.      Further Documents.

         Purchaser and Sellers agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed all as of the day and year first above written.

WITNESSES:                                  SELLERS:

(1)______________________________           ___________________________________
                                            JOHN C. SANTANGELO
(2)______________________________
   As to Santangelo

(1)______________________________           ___________________________________
                                            GERALD HARKINS
(2)______________________________
   As to Harkins
                                            SOUTHEAST COMMUNICATIONS, INC.

(1)______________________________           By:________________________________
                                                 John C. Santangelo, President
(2)______________________________
   As to Southeast Communications, Inc.
                                            PURCHASER:

                                            AMERICAN TOWER SYSTEMS, INC.

(1)______________________________           By:________________________________
                                                 Name: ________________________
(2)______________________________                Its: _________ President
   As to Purchaser

                                    SCHEDULES


1.       Tenant Leases.

2.       Realty.

3.       Personalty.

4.       States in which Company is qualified to do business.

5.       Names of officers, directors and shareholders, of Company.

6.       Insurance.

7.       Current or Anticipated Development Projects of Company.